UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2005

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 9, 2005, Wako Logistics Group, Inc. (“Wako” or the “Company”), through its wholly owned subsidiary, WLG (Australia) Pty Ltd, (“WLG”), completed the acquisition (the “Acquisition”) of all the outstanding common stock of Asean Cargo Services Pty Limited (“Asean”) from the six (6) Asean stockholders (the “Sellers”), pursuant to the terms of a Deed, dated October 18, 2005, by and among the Sellers, the Company and WLG (the “Purchase Agreement”), for 3.5 million restricted shares (the “Consideration Shares”) of Wako’s common stock (the “Common Stock”). As reported in the Company’s Current Report on Form 8-K, dated October 21, 2005, Wako and the Sellers signed the Purchase Agreement on October 18, 2005 (the “October 2005 8-K”).

Asean is a non-asset based freight forwarding and logistics company and has been in the freight forwarding business for over 20 years. Based in Sydney, Australia, Asean also has an office in Melbourne and representative offices in all of Australia’s mainland states. Asean provides freight-forwarding and logistic services, as well as customs broking services to its customers, who ship products primarily between Asia and Australia for importation into Australia. In addition to providing a wide range of transportation and customs services, Asean offers a full range of logistics services by way of accessing warehouse facilities for the storage of goods, including the use of its state of the art software for packing, sorting, scanning and repacking of goods for re-distribution throughout Australia and abroad.

The underlying assets of Asean consist of its work-in-process inventory, trade and notes receivables, office furniture and equipment, computer hardware and software, and certain intangible assets. Asean’s intangible assets include its customer base, its position in Australia specializing in Asia - Australia linked trade, its customs practice and its employee base. Asean leases office space and owns no real property. Asean does not own or lease any transportation assets or warehouse facilities, but contracts for space on ships and aircraft as well as for warehouse facilities to meet the needs of its customers.

At the time of the closing of the Acquisition, neither Wako nor WLG owned any shares of common stock of Asean. However, Asean and Wako have worked together pursuant to an agency agreement (the “Agency Agreement”), since the inception of Asean. Under the terms of the Agency Agreement, Wako and Asean provided integrated freight forwarding and logistics services to the customers of each company and view many clients as joint clients of the two companies. This background and interdependence of customers, services and revenue were motivating factors for Wako and the Sellers to consummate the Acquisition. Both Wako and the Sellers gave considerable weight to each of these factors as part of a deliberative process to determine the consideration paid by Wako and acceptable by the Sellers. Wako recognized and believes the Sellers also recognized the future benefits and contributions each company could make to the business of the other as a result of this Transaction.

The terms of the Acquisition were negotiated on an arms-length basis with each party having a full understanding of the restrictions and other terms and conditions that form part of the consideration and which may obligate Wako to issue additional shares of Common Stock, or which may require the Sellers to forfeit a part of the Consideration Shares issued to them. More specifically, Wako, upon closing, issued the 3.5 million restricted Consideration Shares to the Sellers. Under the terms of the Purchase Agreement, the Sellers may receive up to 1.3 million additional restricted shares of Common Stock (the “Earn-Out Shares,” and, together with the Consideration Shares, collectively, the “Wako Shares”), if Asean achieves certain financial goals during the fifteen month period ending December 31, 2006. The exact number of Earn-Out Shares that may be issued to the Sellers is dependent on the growth and profitability of Asean’s business during such fifteen month period, and will be determined by a formula included in the Purchase Agreement. This formula requires Wako to issue Earn-Out Shares to the Sellers if Asean attains pre-agreed levels of EBIT. All Wako Shares issued and which may be issued to the Sellers have limited piggy-back registration rights. The Sellers may not dispose of the Consideration Shares for a period of eighteen months from the date of issuance.

As part of the Acquisition, Wako has undertaken to provide working capital, credit support, and financial guarantees (collectively the “Credit Support”) to allow Asean to execute its business plan. If Wako fails to provide the Credit Support, the calculation of the Earn-Out Shares is to be based on a second and more favorable formula contained in the Purchase Agreement.

The Sellers have provided a warranty to cover the collectability of certain trade and notes receivable (the “Warranted Receivables”) set forth on Asean’s September 30, 2005 unaudited balance sheet. To the extent the Warranted Receivables have not been collected as of December 31, 2006, the Sellers will forfeit one (1) Consideration Share for each Australian $1.00 of Warranted Receivables not collected as of December 31, 2006. In addition, all parties to the Acquisition provided representations and warranties that are typical and consistent for a transaction of this size and scope.

Both Asean and Wako have a long and mutually beneficial history of supporting one another and the customers of each. In the negotiations leading up to the signing of the Purchase Agreement, both parties agreed that it was appropriate to value the Wako Shares based on a number of factors, including, but not limited to, the limited number of shares of Common Stock held by the public, the number of shares of Common Stock owned by Wako’s Chief Executive Officer, the number of Wako Shares issued (and that may be issued) to the Sellers and the statutory and contractual restrictions limiting the sale of theses shares. In summary, Wako and the Sellers recognized the importance and synergies of the Acquisition and bargained in good faith on an arm’s-length basis, to agree to the form, amount and the contingencies of the consideration, and each party has accepted that each element of the consideration is fair and reasonable in light of all of the facts and circumstances.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by the full text of the Purchase Agreement which is attached to the October 2005 8-K.

On November 10, 2005, Wako issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements

Wako will file the financial statements and pro forma financial information required to be submitted under Item 9.01 by filing an amended Form 8K/A within 71 calendar days of the date this Current Report on Form 8K.

(b) Pro forma Financial Information

(c)	Exhibits

Exhibit Number	Description

99.1	The Deed between Vendor and Wako Logistics Group, Inc. For The Purchase And Sale Of Stock (Filed on Form 8K dated October 21, 2005) and incorporated herein by reference.

99.2	Press Release dated November 10, 2005 for Acquisition of Asean Cargo Services Pty., Limited

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: November 14, 2005	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Deed between Vendor and Wako Logistics Group, Inc. For The Purchase And Sale Of Stock (Filed on Form 8K dated October 21, 2005) and incorporated herein by reference.

99.2	Press Release dated November 10, 2005 for Acquisition of Asean Cargo Services Pty., Limited